Exhibit f.12
SECOND AMENDMENT TO
WARRANT PARTICIPATION AGREEMENT
(Hercules Funding Trust I)
     THIS SECOND AMENDMENT TO WARRANT PARTICIPATION AGREEMENT, dated as of October 16, 2006 (this “Amendment”), is entered into by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC., (“Hercules”), and CITIGROUP GLOBAL MARKETS REALTY CORP. (“Citigroup”).
     Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Warrant Participation Agreement (as defined below).
R E C I T A L S
     WHEREAS, Hercules and Citigroup entered into that certain Warrant Participation Agreement, dated as of August 1, 2005, as amended by the First Omnibus Amendment dated as of March 6, 2006 (further amended, supplemented modified, replaced or restated from time to time, the “Warrant Participation Agreement”); and
     WHEREAS, the applicable parties hereto desire to amend the Warrant Participation Agreement in certain respects as provided herein.
     NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
     SECTION 1. AMENDMENTS TO THE WARRANT PARTICIPATION AGREEMENT.
     (a) The definition of “Maximum Participation Limit” in Section 1 of the Warrant Participation Agreement is hereby amended and restated in its entirety to read as follows:
     “Maximum Participation Limit” shall mean $3,750,000.
     (b) The definition of “Initial Grant Date Value” is hereby deleted in its entirety.
     (c) Exhibit A is hereby amended by deleting the column entitled “Initial Grant Date Value”.
     SECTION 2. AGREEMENTS IN FULL FORCE AND EFFECT AS AMENDED.
     Except as specifically amended hereby, all provisions of the Warrant Participation Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Amended Agreements other than as expressly set forth herein and shall not constitute a novation of any of the Amended Agreements .

     SECTION 3. MISCELLANEOUS.
     (a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
     (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
     (c) This Amendment may not be amended or otherwise modified except as provided in the Warrant Participation Agreement.
     (d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
     (e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
     (f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
     (g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
By:	/s/ David M. Lund
	Name:	David M. Lund
	Title:	Chief Financial Officer

CITIGROUP GLOBAL MARKETS REALTY CORP.
By:	/s/ John Pawlowski
	Name:	John Pawlowski
	Title:	Authorized Signer